Exhibit 99.2

News Release

HP Appoints Ralph Whitworth to Board of Directors Designates Rajiv L. Gupta as Lead Independent Director

PALO ALTO, Calif., Nov. 17, 2011 – HP announced today that Ralph V. Whitworth, co-founder of Relational Investors LLC, will join HP’s board of directors, effective immediately.

The appointment expands the number of board members by one to 14.  Whitworth will join two board committees, the Finance and Investment Committee and the HR and Compensation Committee.

“We believe that Ralph will bring a constructive voice and a track record of value creation in to the boardroom,” said Ray Lane, HP’s executive chairman of the board. “We look forward to benefitting from his perspective and experience.”

“I am pleased to join the HP board at this important time,” said Whitworth.  “HP has an extraordinarily valuable global franchise, and I look forward to working closely with my fellow directors and HP’s management team to build shareholder value for the future.”

HP and Relational have entered into a letter agreement under which Relational will support the HP board, and the board will nominate and support Whitworth, for the next two years, as long as Relational continues to be a significant stockholder of HP.  A copy of the agreement is included as an exhibit to a Current Report on Form 8-K filed by HP today with the Securities and Exchange Commission.

HP also announced that Rajiv L. Gupta has been designated as lead independent director of the HP board, effective immediately.  Gupta has served as a member of the board since January 2009 and has extensive leadership experience at large global companies.

Gupta currently serves as chairman of Avantor Performance Materials, a manufacturer of chemistries and materials. He also serves on the boards of directors of Tyco International Ltd. and The Vanguard Group, and as senior advisor to New Mountain Capital, LLC, a private equity firm.  Previously, Gupta served as chairman and chief executive officer of Rohm and Haas Company, a worldwide producer of specialty materials.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure at the convergence of the cloud and connectivity, creating seamless, secure, context-aware experiences for a connected world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Editorial Contacts Mylene Mangalindan, HP +1 650 236 0005 corpmediarelations@hp.com Michael Thacker, HP +1 650 857 2254 corpmediarelations@hp.com www.hp.com/go/newsroom

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News Release

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations, including execution of growth strategies, transformation initiatives and restructuring plans; any statements concerning expected development, performance or market share relating to products and services; any statements regarding anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its customers, suppliers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; expectations and assumptions relating to the execution and timing of growth strategies, transformation initiatives and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including but not limited to HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

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